UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2005

Bell Microproducts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2005, Bell Microproducts Inc. amended its securitization program with Wachovia Bank, National Association by executing the Amended and Restated Credit and Security Agreement (the "Amended Agreement"). The effect of the Amended Agreement was to increase the maximum principal amount available under the facility from $90 million to $120 million. The Amended Agreement also added PNC Bank, National Association as an additional lender under the facility. The full Amended Agreement is set forth in Exhibit 10.1 hereto and is incorporated into this Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.
(b) Pro forma financial information: None.
(c) Shell company transactions: None.
(d) Exhibits:
10.1 Amended and Restated Credit and Security Agreement dated December 28, 2005 by and among Bell Microproducts Funding Corporation, the Registrant, Variable Funding Capital Company LLC, certain liquidity banks and Wachovia Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.

January 4, 2006	By:	James E. Illson

Name: James E. Illson
Title: Chief Operating Officer, President of Americas and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit and Security Agreement dated December 28, 2005 by and among Bell Microproducts Funding Corporation, the Registrant, Variable Funding Capital Company LLC, certain liquidity banks and Wachovia Bank.